                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in the Post-Effective Amendment No. 2 to Registration Statement (Form S-1 No. 333-37789) and related Prospectus of Florida Panthers Holdings, Inc. for the registration of 18,609,491 shares of its Class A Common Stock.


                                          /s/ Ernst & Young LLP
                                          --------------------------------------
                                          ERNST & YOUNG
West Palm Beach, Florida

November 14, 1997